UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 24, 2008

SOLANEX MANAGEMENT CORP.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

0 - 49632
(Commission File Number)

98 - 0361151
(IRS Employer Identification No.)

Suite 440 - 1555 E. Flamingo Road
Las Vegas, Nevada 89119
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (604) 601-2107

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.	Changes in Registrant's Certifying Accountants

     The Board of Directors of Solanex Management Corp. (the "Company") were notified of the resignation of Morgan and Company - Chartered Accountants, Vancouver, Canada (Morgan) as the Company's independent accountants, effective December 31, 2007, and appointed the firm of Chisholm, Bierwolf & Nilson, LLC (‘CBN’) of Bountiful, Utah to serve as independent public accountants of the Company.

     Morgan’s reports on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles but contained an emphasis paragraph as to a going concern.

     During the Engagement Period, there were no disagreements between the Company and Morgan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Morgan’s satisfaction, would have caused Morgan to make reference to the subject matter of the disagreement in connection with its report for the Company.

     The Company has provided Morgan with a copy of this Form 8-K and has requested Morgan to furnish it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether Morgan agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of such letter from Morgan is attached hereto as Exhibit 16.1.

     During its fiscal years ended December 31, 2006 and 2005 and in the subsequent interim periods prior to the resignation of Morgan, the Company did not consult with CBN concerning (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements and no written or oral advice was provided by CBN that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter of Morgan & Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLANEX MANAGEMENT CORP.

By:	/s/Colin Hall
Name:	Colin Hall
Title:	President and Chief Executive Officer

Dated: March 24, 2008